Exhibit 32.1
CERTIFICATION
     Pursuant to the requirement set forth in 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002, Edward M. Jamison and Patrick Hartman each hereby certify as follows:
1.	They are the duly appointed Chief Executive Officer and Chief Financial Officer, respectively, of Community Bancorp, a Nevada Corporation (the “Company”).

2.	Based on their knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 7th day of August, 2008.

/s/ Edward M. Jamison
Edward M. Jamison
President and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick Hartman
Patrick Hartman
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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